SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 11, 1999
                                                        -----------------



                         ADRENALIN INTERACTIVE, INC.
                         ---------------------------
           (Exact name of registrant as specified in its charter)



             Delaware                  0-27828              13-3779546
             --------                  -------              ----------
   (State or other jurisdiction      (Commission          (IRS Employer
        of incorporation)            File Number)       Identification No.)


              5301 Beethoven Street, Los Angeles, California   90066
              --------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:    (310) 821-7880
                                                       --------------

                  -----------------------------------------
        (Former name or former address, if changed since last report)















                             Exhibit Index on Page 4

ITEM 5.     OTHER EVENTS.

The issuance of Registrant's shares to the shareholders of McGlen Micro, Inc. ("McGlen") necessary to consummate the previously announced merger between Registrant and McGlen was approved by the shareholders of Registrant at its annual meeting held on November 11, 1999. The merger issuance was approved with 1,992,842 votes in favor and 2,491 against. A quorum was established with approximately 57% of the total outstanding shares voting.


                          -------------------------

The ability of the Registrant to consummate the McGlen merger is subject to satisfaction of various conditions, as disclosed in previous filings by the Registrant with the Securities and Exchange Commission. Accordingly, the Registrant can give no assurance that such merger will be consummated.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (C)   EXHIBITS

            (99) Press Release dated November 15, 1999 issued by the Registrant regarding shareholder approval of the McGlen merger.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ADRENALIN INTERACTIVE, INC.


Dated:  November 15, 1999           By:         /s/ Jay Smith, III
                                                ____________________________
                                                Jay Smith, III, President and
                                                Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit                                                                  Page
-------                                                                  ----

99.1      Press Release dated November 15, 1999 issued by the
          Registrant regarding shareholder approval of the
          McGlen merger                                                    5

                                                                    Exhibit 99.1
                                                                    ------------

            ADRENALIN SHAREHOLDERS APPROVE MERGER WITH MCGLEN MICRO

Los Angeles, CA - November 15, 1999 - Adrenalin Interactive, Inc. (NASDAQ: ADRN) announced today that at its Annual Meeting held November 11, 1999 the Shareholders of the Company voted to approve the previously announced merger with McGlen Micro Inc. All of the other propositions submitted to the shareholders at the meeting were also approved.


Jay Smith, CEO of Adrenalin said, "This is an exciting decision for the company and paves the way for our highly anticipated merger with McGlen to occur. All the shareholders should be very pleased."

George Lee, CEO of McGlen commented, "We believe the merger with Adrenalin as a public company will substantially benefit our E-commerce business."

Adrenalin Interactive, Inc. develops and licenses Internet games for the World Wide Web, entertainment titles for personal computers, and console video games for Sony, Nintendo and Sega. Adrenalin also develops and licenses electronic toys, particularly interactive, Web-powered toys that are refreshed from a PC via the Internet. Adrenalin creates interactive television games for digital set-top boxes and publishes or licenses certain PC games in 24 countries and 15 languages.

McGlen Micro, Inc. is a private company that provides E-commerce services and products for a wide range of computer related categories. McGlen Micro has a unique consumer interface and software technology that is popular with mass-market consumers. In March 1999, McGlen Micro acquired a similar company Access Micro, Inc dba AMT Component, Inc. The offices are located in Tustin, CA.

The statements set forth above with respect to the proposed merger, the benefits thereof and the potential growth of the combined company are forward looking statements within the meaning of the term in the Private Securities Litigation Reform Act of 1995. As such, they are inherently uncertain and should not be unduly relied upon. As to the consummation of the proposed acquisition, uncertainties include the ability of the parties to negotiate definitive agreements, completion of satisfactory due diligence by both parties, the receipt of regulatory approvals, the satisfaction of other conditions to closing and other uncertainties normally associated with the consummation of business acquisitions. As to the hoped for benefits of the acquisition and potential future growth, uncertainties include the ability to successfully integrate the companies' businesses, technologies and management, the availability of sufficient capital to expand the businesses, customer acceptance on new products, competition and other uncertainties associated with integrating businesses after acquisitions and growth.





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